EXHIBIT 10.21

                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT entered into this 12 day of August, 2004 by and among GENESIS TECHNOLOGY GROUP, INC., a Florida corporation, and ExtremA, LLC, a Florida Limited Liability Company, referred to sometimes herein as "Employer," and Fernando Praca, referred to sometimes herein as "Employee."

EMPLOYMENT.

Employer hereby employs employee, and Employee hereby accepts such employment, upon the terms and conditions set forth in this Agreement. Employee agrees to devote his full time attention and best efforts to the performance of employment hereunder. The duties of employment shall include such duties as the Employer may assign to the Employee from time to time. The Employee shall initially have the title and position of General Manager of the Employer, which title and position the Employer may change from time to time. In addition, the Employee shall have such other duties as may from time to time be reasonably assigned to him by the Employer.

DUTIES AND AUTHORITY.

Employee will occupy the position of General Manager of ExtremA, LLC, a Florida Limited Liability Company, (hereinafter referred to as "Position" or "Assignment") subject to proportional voting of the Management Group of the LLC.

TERM OF EMPLOYMENT.

The term of employment shall begin on the date of this Agreement, and shall extend for a period of 36 months/3 years, unless earlier terminated as provided for herein.

RESTRICTIVE COVENANTS.

GTEC has a strong network in Greater China, Latin America and USA and can assist ExtremA in business development by assisting in developing a marketing program, importing and exporting its product line, sourcing licensees, clients, contracts, distribution partners and other business opportunities (hereinafter collectively referred to as "Opportunities") for ExtremA. Such Opportunities are the exclusive property of GTEC; and Employee will not at any time, either during employment or after employment terminates, directly or indirectly make direct contact and/or make known or divulge to any person, firm, or corporation the names or addresses of any of the customers, employees, suppliers or potential customers of the GTEC, without the expressed, written consent of GTEC.

Employee will not, during the period of two (2) years after termination of employment and within the geographic scope of Latin America, China and USA, directly or indirectly, either for himself or for any other person, firm, or corporation, call upon, solicit, divert, or take away, or attempt to solicit, divert, or take away, any of the customers, employees, suppliers or potential customers of the Employer. The parties agree and acknowledge that GTEC is commercially active within geographic territory identified in this section. If the duration or geographic scope are considered to be unenforeceable by a court of competent jurisdiction, then the maximum duration and geographic scope afforded by law shall apply. This provision shall survive any termination of the Agreement.

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Employee will not any time, in any fashion, form, or manner, either directly or indirectly, divulge, disclose, or communicate to any person, firm, or corporation in any manner whatsoever any information of any kind, nature, or description concerning any matters affecting or relating to the business of the Employer, including, but not limited to, the names of any of this customers, employees, suppliers or potential customers, or any other information concerning the business of the Employer, its manner of operation, its plans, or any other data of any kind, nature, or description, without regard to whether any or all of the foregoing matters would be deemed confidential, proprietary, material, or important; provided however, that Employee may disclose such information in the ordinary course of the Employer's business to a customer of the Employer and to another employee of the Employer if it is reasonably necessary to do so.

All books, records, files, forms, reports, memoranda, papers, accounts and documents, relating in any manner to the Employer's business, employees, customers or suppliers, whether prepared or paid for by Employee or anyone else, shall be the exclusive property of the Employer and shall be returned immediately to the Employer upon termination of employment or upon the Employer's request at any time.

The parties hereby stipulate that each of the foregoing matters are important, material and confidential, and gravely affect the effective and successful conduct of the business of the Employer and affect its reputation and goodwill, and that any breach of the provisions of this Paragraph 5 (Restrictive Covenants) is a material breach of this Contract, from which breach the Employee shall be enjoined. Employee shall pay Employer all costs and attorneys fees incurred by Employer in any legal action or proceeding.

REPRESENTATIONS AND WARRANTIES.

Employee represents and warrants to Employer that: Employee is capable of attaining and maintaining the standard of personal conduct which employment with Employer will require; Employee is capable of attaining and maintaining the business performance standards which employment with Employer will require; the results of EXT business performance furnished to GTEC in connection with the Agreement for Purchase of LLC Membership Interest are true and accurate in all respects; that the education and experience of Employee is as stated on any resume or application and is adequate to ensure attainment and maintenance of the business performance standards which employment with the Employer will require; that Employee is in good health; that Employee knows of no present condition which no or in the future may adversely affect his health or his ability to perform his job in accordance with the Employment Agreement; and that Employee has fully disclosed to Employer all facts which are material to Employer's decision to employ the Employee.

COMPENSATION.

The Employer agrees to pay the Employee as full compensation for all of Employee's services to the Employer a gross salary of $5,000.00 per month and an additional $5,000.00 in GTEC stock options. The exercise price of such GTEC stock options shall discounted by 50% in comparison to the average closing market price for the preceding

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20 trading days prior to the date of exercising said options. Such options shall have an expiration date of three (3) years from the date of issue.

MEDICAL AND GROUP INSURANCE.

Employer agrees to include Employee in the group medical and hospital plan of Employer, after thirty (30) consecutive days of employment.

VACATION.

Employee shall be entitled to two (2) weeks of paid vacation during each year of employment; the time for the vacation shall be mutually agreed upon by Employee and Employer. If vacation is not taken, for the benefit of the Employer, Employee shall be reimbursed at his base salary rate for time not taken.

EXPENSE REIMBURSEMENT.

Employee shall be entitled to reimbursement for all reasonable expenses, including travel and entertainment, incurred by Employee in the performance of Employee's duties.

PERMANENT DISABILITY.

In the event Employee becomes permanently disabled (hereinafter defined) during employment with Employer, Employer may terminate this agreement by giving thirty
(30) days notice to Employee of its intent to terminate, and, unless

DEATH.

All rights of the Employee under this Contract shall terminate upon his death (other than rights accrued prior thereto) The Employer shall pay to the estate of the Employee such compensation as would otherwise have been payable to the Employee up to the date on which Employee's death occurs. The Employer shall have no additional financial obligation under this Employment Agreement to the Employee or to Employee's estate.

METHODS OF TERMINATION.

In addition to any methods of termination set forth elsewhere in this Employment Agreement, this Agreement may be terminated by any of the following methods:

     (1) Either the employee or the Employer may terminate the employment of the Employee hereunder at any time by giving written notice to the other party at least thirty (30) days prior to the specified date of termination. Termination under this method does not require cause. Employee shall continue to be an employee of the Employer after such notice and until the termination date, unless employment is earlier terminated by another method of termination set forth anywhere in this Employment Agreement. Upon termination under this subsection (1) neither party shall be liable for any obligations under this agreement having consented to termination thereof.

     (2) The Employer may terminate the employment of the Employee at any time by giving written notice to the Employee and agreeing to continue to pay the Employee's salary for three (3) months after notice of termination.

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          Termination under this method shall not require cause for termination.
          Employee shall not continue to be an employee after such notice.

     (3) The Employer may at any time terminate the employment of the Employee, without notice, for any of the following reasons: (i) upon the Employee's failure to promptly and adequately perform the duties assigned to him by the Employer, such performance to be judged in the sole discretion of the Employer; (ii) upon the Employee's breach of any provision of this Employment Agreement; or (iii) upon the Employer determining that there is good cause. The term "good cause" as used in this Employment Agreement shall include, but shall not be limited to, the following: absenteeism; dishonesty; insubordination; conduct reflecting moral turpitude; conduct which could diminish the reputation or goodwill of the Employer or its business; conduct disloyal to the Employer; violation of any representation, warranty or covenant of this Employment Agreement; inability to perform Employee's duties under this Employment Agreement; adverse medical condition which keeps Employee from his regular work for more than the number of allowed paid sick days; or arrest or indictment for any crime.

NOTICES.

Any notice required to be given hereunder may be effectuated by Certified U.S. Mail, return receipt requested, either at the last known address for the party, or addressed to the party at the place of employment.

ENTIRE AGREEMENT.

This Employment Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof. This Employment Agreement may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment or modification is sought.

WAIVER.

The waiver by the Employer of a breach of any of the provisions of this Agreement by the Employee shall not be construed as a waiver of any other or subsequent breach by the Employee.

GOVERNING LAW; VENUE.

This agreement shall be governed by Florida law, excluding its conflict of laws rules, and the sole and exclusive forum for any dispute arising from or in connection with this agreement shall be only a court of competent jurisdiction sitting in Palm Beach County, Florida, in the United States of America.

PARAGRAPH HEADINGS.

Paragraph heareings are for convenience only and are not intended to expand or restrict the scope or substance of the provisions of this agreement.

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ASSIGNABILITY.

The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer. This Agreement is a personal employment agreement and rights, obligations and interests of the Employee hereunder may not be sold, assigned, transferred, pledged or hypothecated.

SEVERABILITY.

The invalidity or unenforceability of any term, phrase, clause, paragraph restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity and enforcement of any other provision or any part thereof.


                                        Employer:

                                        /s/ Gary Wolfson
                                        ----------------
                                        GENESIS TECHNOLOGY GROUP, INC.
                                        By: Gary L. Wolfson
                                        Chief Executive Officer


                                        Employee:

                                        /s/ Fernando Praca
                                        ------------------
                                        Fernando Praca


                                        Employer:
                                        EXTREMA, LLC
                                        By: /s/ Fernando Praca
                                            ------------------
                                        Print name: Fernando Praca
                                        Authorized Representative


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